Exhibit 99.1

20/F, China Resources Building
8 Jianguomenbei Avenue

Beijing 100005, P. R. China

T: (86-10) 8519-1300

F: (86-10) 8519-1350

UP Fintech Holding Limited

18/F, Gandyvic Building, No. 1 Building,

No. 16 Taiyanggong Middle Road, Chaoyang District,

Beijing, 100020 PRC

October 22, 2024

Re: PRC Legal Opinions on Certain PRC Legal Matters

Dear Sir/Madam,

We are lawyers qualified in the People’s Republic of China (the “PRC”, for the purpose of this opinion, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan Region) and are qualified to issue opinions on the PRC Laws.

We are acting as the PRC legal counsel to UP Fintech Holding Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with the Company’s registration statement on Form F-3 filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on October 22, 2024, including all amendments or supplements thereto (the “Registration Statement”), relating to the issuance and sale of an aggregate of 15,000,000 American Depositary Shares (the “ADSs”), each representing fifteen (15) Class A ordinary shares of the Company with a par value of US$0.00001 per share (the “Offering”) and the listing of the Company’s ADSs on the NASDAQ. In so acting, we have examined the Registration Statement, the originals or copies, certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates, approvals and other information and instruments as we have deemed necessary for the purpose of rendering this opinion, including, without limitation, originals or copies of the agreements and certificates issued by PRC authorities and officers of the Company (“Documents”).

Beijing Head Office Tel: (86-10) 8519-1300 Fax: (86-10) 8519-1350	Shanghai Office Tel: (86-21) 5298-5488 Fax: (86-21) 5298-5492	Guangzhou Office Tel: (86-20) 2805-9088 Fax: (86-20) 2805-9099	Shenzhen Office Tel: (86-755) 2939-5288 Fax: (86-755) 2939-5289	Hangzhou Office Tel: (86-571) 2689-8188 Fax: (86-571) 2689-8199
Chengdu Office Tel: (86-28) 6739-8000 Fax: (86-28) 6739-8001	Xi'an Office Tel: (86-29) 8550-9666	Qingdao Office Tel: (86-532) 6869-5000 Fax: (86-532) 6869-5010	Dalian Office Tel: (86-411) 8250-7578 Fax: (86-411) 8250-7579	Haikou Office Tel: (86-898) 3633-3401 Fax: (86-898) 3633-3402
Hong Kong Office Tel: (852) 2167-0000 Fax: (852) 2167-0050	New York Office Tel: (1-737) 215-8491 Fax: (1-737) 215-8491	Silicon Valley Office Tel: (1-888) 886-8168 Fax: (1-888) 808-2168	Seattle Office Tel: (1-425) 448-5090 Fax: (1-888) 808-2168	www.junhe.com

In our examination of the Documents and for the purpose of rendering this opinion, we have assumed without further inquiry or investigation:

(1)
the truthfulness, accuracy, completeness and fairness of all the Documents, as well as the factual representations, warranties and statements contained in such Documents;
(2)
the genuineness of all the signatures, seals and chops, and the authenticity of the Documents submitted to us as originals and the conformity with the originals of the Documents provided to us as copies and the authenticity of such originals;
(3)
that the Documents remain in full force and effect as of the date hereof, and no amendments, revisions, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any Document after it was submitted to us for purposes of this Opinion;
(4)
that all approvals, licenses, permits, consents, orders, filings, registrations, authorizations, clearances, qualifications (collectively, the “Governmental Authorizations”), delegation of authority or exemption issued in confirmation or recognition of any filing or as part of an approval process of or with any PRC Governmental Agency as required under PRC Laws for or in connection with the PRC Companies or the investment in the Company by the PRC residents, and other official document and statement were obtained from competent Governmental Agencies by lawful means in due course, and the Documents conform with those documents submitted to the PRC Governmental Agencies for such purpose;
(5)
that the Company and the PRC Companies have not withheld anything that, if disclosed to us, would reasonably cause us to alter this opinion in whole or in part;
(6)
that all parties thereto, other than the PRC Companies, have the requisite power and authority to enter into, and have duly executed, delivered and/or issued those Documents to which they are parties pursuant to the laws and regulations of the jurisdiction of its incorporation or organization, and have the requisite power and authority to perform their obligations thereunder; and
(7)
the due compliance with, and the legality, validity, effectiveness and enforceability of the Documents under, all laws other than the PRC Laws.

1.
The following terms as used in this Opinion are defined as follows:

“Control Documents”	means the control documents as listed in Appendix I attached hereto;
“CSRC”	means the China Securities Regulatory Commission;
“MOFCOM”	means the Ministry of Commerce of the PRC;
“M&A Rules”

means the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (《关于外国投资并购境内企业的规定》) jointly promulgated by MOFCOM, the State-owned Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, CSRC and the State Administration of Foreign Exchange of the PRC on August 8, 2006 and as amended by the MOFCOM on June 22, 2009;

“PRC Companies”	means the PRC Subsidiaries and the PRC Operating Entities;
“PRC Laws”	means all laws and regulations of the PRC effective and available to the public as of the date hereof;
“PRC Operating Entities”

means Beijing Xiangshang Yiyi Laohu Technology Group Co., LTD. (北京向上一意老虎科技集团有限公司), Beijing Xiangshang Rongke Technology Development Co., LTD. (北京向上融科科技发展有限公司), Beijing Yixin Xiangshang Technology Co., LTD. ( 北京一心向上科技有限公司 ), Shanghai Hu Uno Technology Co. Ltd. (上海虎优诺科技有限公司), Beijing Zhijianfengyi Information Technology Co., Ltd. (北京至简风宜信息技术有限公司), Beijing U-Tiger Network Technology Co., LTD. (北京优虎网络科技有限公司), Hefei Zhonghu Network Technology Co., Ltd. (合肥众虎网络科技有限公司), Shanghai Wanzhong Yixin Upward Business Service Co., Ltd. (上海万众一心向上商务服务有限公司), Beijing Yixin Yili Technology Co., Ltd. (北京一心一力科技有限公司), Hangzhou Yixin Xiangshang Network Technology Co., Ltd. (杭州一心向上网络科技有限公司), Beijing Yixin Xiangqiang Technology Co., LTD. (北京一心向前科技有限公司), Shenzhen Xingcheng Chuangxiang Business Consulting Co., Ltd. (深圳星橙创想商务咨询有限公司), Beijing U-Tiger Business Service Co., Ltd. (北京优虎商务服务有限公司) and Guangzhou U-Tiger Technology Co., LTD. (广州优虎科技有限公司);

“PRC Subsidiaries”	means Beijing Xiangshang Yixin Technology Co., Ltd. (北京向上一心科技有限公司), Beijing Bohu Xiangshang

Technology Co., LTD. (北京博虎向上科技有限公司), Hangzhou U-Tiger Technology Co., Ltd. ( 杭州优虎科技有限公司 ), Tiger Xiangshang (Hainan) Technology Co., Ltd. (老虎向上（海南）科技有限公司) and Shenzhen Huichuang Tianrong Asset Management Co., Ltd. (深圳汇创天融资产管理有限公司).

Capitalized terms used herein and not otherwise defined herein shall have the same meanings described in the Registration Statement.

2.
Based on the foregoing and subject to the qualifications set out below, we are of the opinion that, as of the date hereof, so far as PRC Laws are concerned:
(A)
Each of the PRC Companies has been incorporated and is validly existing with legal person status and limited liability under applicable PRC Laws. The articles of association of each of the PRC Companies are in force and effect under the PRC Laws.
(B)
The descriptions of the corporate structure of the PRC Companies and Control Documents as set forth in the Registration Statement under the caption “Prospectus Supplement Summary—Corporate History” are true and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect. The ownership structure of the PRC Companies as described in the Registration Statement does not violate applicable PRC Laws. However, as described in the Registration Statement, there are substantial uncertainties regarding the interpretation, implementation and application of the current and future PRC Laws, including those governing VIE arrangements, and there can be no assurance that relevant Governmental Agencies will not take a view that is contrary to our opinions in this section.
(C)
Each of the Control Documents is valid, legal and binding upon such parties in accordance with the terms of each of the Control Documents. The execution and delivery of the Control Documents by the parties thereto, and the performance of all obligations thereunder does not violate (a) the provisions of the articles of association of each of the PRC Companies; or (b) applicable PRC Laws, provided that the procedures required under applicable PRC Laws and the Control Documents relating to the performance of such obligations are duly completed. However, as described in the Registration Statement, there are substantial uncertainties regarding the interpretation, implementation and application of PRC Laws, and there can be no assurance that relevant Governmental Agencies will not take a view that is contrary to our opinions in this section.

(D)
The M&A Rules, among other things, purport to require an “offshore special purpose vehicle”, which is controlled directly or indirectly by PRC companies or individuals and formed for the purpose of overseas listing of the PRC domestic interests held by such PRC companies or individuals via acquisition, to obtain approval from the CSRC prior to the listing and trading of the securities on overseas stock exchanges. Based on our understanding of the explicit provisions under PRC Laws, except as disclosed in the Registration Statement, and assuming no offer, issuance or sale of the ADSs has been or will be made directly or indirectly within the PRC, except for the CSRC filing to be made pursuant to Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (《境内企业境外发行证券和上市管理试行办法》) and five related guidelines which came into effect on March 31, 2023, a prior approval from the CSRC as described under the M&A Rules is not required for the Offering. However, as described in the Registration Statement, there are substantial uncertainties as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and our opinions in this section is subject to any new PRC Laws or detailed implementations and interpretations in any form relating to the M&A Rules, and there can be no assurance that relevant PRC Governmental Agencies will not take a view that is contrary to our opinions stated herein.
(E)
Pursuant to the Cybersecurity Review Measures, which came into effect on February 15, 2022, operators mastering personal information of more than one million users must apply for cybersecurity review when they seek for listing in a foreign country. Based on our understanding of the explicit provisions under the Cybersecurity Review Measures, we are of the opinion that the Offering to be conducted by the Company, as a company already listed in the United States prior to the implementation of the Cybersecurity Review Measures, is not expressly subject to the scope of the foregoing cybersecurity review requirements under the Cybersecurity Review Measures. However, as described in the Registration Statement, there are substantial uncertainties regarding the interpretation, implementation and application of the PRC Laws, and there can be no assurance that relevant Governmental Agencies will not take a view that is contrary to our opinions in this section.
(F)
The recognition and enforcement of foreign judgments are primarily provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on the principle of reciprocity between jurisdictions. The PRC does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments as of the date hereof. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against a company or its directors and officers if they decide that the judgment violates the basic principles of PRC Laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.
(G)
All statements set forth in the Registration Statement under the caption “Taxation—People’s Republic of China Taxation” with respect to the PRC tax laws and regulations are true and accurate descriptions of the matters described therein in all material respects and constitute our opinion as to the material tax consequences of an investment in the ADSs under PRC Laws.
(H)
All statements set forth in the Registration Statement under the captions “Prospectus Supplement Summary”, “Risk Factors”, “Enforceability of Civil Liabilities” and “Legal Matters” to the extent that such statements constitute summaries of PRC Laws or legal conclusions in respect of PRC Laws, or summaries of PRC legal proceedings, are true and accurate in all material respects.
3.
This opinion is subject to the following qualifications:
(1)
This opinion is subject to, in so far as it relates to the validity and enforceability of a contract, (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws in the PRC affecting creditors’ rights generally; (ii) possible judicial, arbitral or administrative actions or any PRC Law affecting creditors’ rights; (iii) certain equitable, legal or statutory principles affecting the validity and enforceability of contractual rights generally under the concepts of public interest, interest of the state, national security, reasonableness, good faith and fair dealing, and applicable statutes of limitation; (iv) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, or coercionary at the conclusions thereof; and (v) any possible judicial discretion, discretion of arbitration tribunal or administrative action affecting creditors’ rights or with respect to the availability of indemnifications, remedies, defenses or injunctive relief, the calculation of damages, the entitlement of attorneys’ fees and other costs, and the waiver of immunity from jurisdiction of any court or from legal process.
(2)
This opinion is subject to the discretion of any competent PRC legislative, administrative, judicial or arbitration tribunals in exercising their authority to change any PRC Laws or the implementation, interpretation or application thereof in any form.
(3)
This opinion relates only to PRC Laws and we express no opinion as to any other laws and regulations. There is no guarantee that any of PRC Laws, or the interpretation thereof or implementation thereof, will not be changed, amended, revoked or replaced in the immediate future or in the longer term with or without retrospective effect.

(4)
This opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole regarding the same subject matter and no part should be extracted and referred to independently.

This opinion is delivered by us in our capacity as the Company’s PRC legal advisers solely for the purpose of and in connection with the Registration Statement publicly submitted to the SEC on the date of this opinion and may not be used for any other purpose without our prior written consent, except as required by the applicable law or by the SEC or any regulatory agencies.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the use of our firm’s name under the captions “Prospectus Supplement Summary”, “Risk Factors”, “Enforceability of Civil Liabilities” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

[The remainder of this page is intentionally left blank.]

Signature page of PRC Legal Opinion dated October 22, 2024.

Yours faithfully,

/s/ JunHe LLP

JunHe LLP

Appendix I

List of Control Documents

No.	Contract Name	Parties	Execution Date
Beijing Xiangshang Rongke Technology Development Co., LTD. (formerly known as Ningxia Xiangshang Rongke Technology Development Co., LTD.) (北京向上融科科技发展有限公司，原名称为宁夏向上融科科技发展有限公司)
1.	Exclusive Business Cooperation Agreement (独家业务合作协议)	宁夏向上一心科技有限公司、宁夏向上融科科技发展有限公司（北京向上融科科技发展有限公司的原名称）	June 7, 2018
2.	Exclusive Option Contract (独家购买权合同)	北京博虎向上科技有限公司、北京向上融科科技发展有限公司、巫天华、董明	November 1, 2023
3.	Equity Pledge Contract (股权质押合同)	北京博虎向上科技有限公司、北京向上融科科技发展有限公司、巫天华、董明	November 1, 2023
4.	Powers of Attorney (授权委托协议)	北京博虎向上科技有限公司、巫天华、董明	November 1, 2023
5.	Commitment Letter (承诺函)	巫天华、董明	November 1, 2023
6.	Spouse Consent Letter (配偶同意函)	陈芳、王旭阳	December 17, 2018
Beijing Xiangshang Yiyi Laohu Technology Group Co., LTD. (formerly known as Beijing Xiangshang Yiyi Technology Co., LTD.) (北京向上一意老虎科技集团有限公司，原名称为北京向上一意科技有限公司)
1.	Exclusive Business Cooperation Agreement (独家业务合作协议)	北京向上一心科技有限公司、北京向上一意科技有限公司	October 30, 2018
2.	Exclusive Option Contract (独家购买权合同)	北京向上一心科技有限公司、北京向上一意科技有限公司、巫天华、董明	October 30, 2018
3.	Equity Pledge Contract (股权质押合同)	北京向上一心科技有限公司、北京向上一意科技有限公司、巫天华、董明	October 30, 2018
4.	Powers of Attorney (授权委托协议)	北京向上一心科技有限公司、巫天华、董明	October 30, 2018
5.	Commitment Letter (承诺函)	巫天华、董明	October 30, 2018
6.	Spouse Consent Letter (配偶同意函)	陈芳、王旭阳	October 30, 2018